Exhibit 1.4

NUMBER: 198095

[LOGO]

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify that

GUARDIAN COMMUNICATION INDUSTRIES INC.

has this day changed its name to

GUARDIAN ENTERPRISES LTD.

Issued under my hand at Victoria, British Columbia
on February 11, 1994

[SEAL]
/s/ John S. Powell

JOHN S. POWELL
Registrar of Companies